Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Prospectus and to the use of our report dated February 8, 2001 with respect to the financial statements of American Enterprise Life Insurance Company in Post-Effective Amendment No. 4 to the Registration Statement (Form S-1, No. 333-65080) for the registration of the American Express FlexChoice (SM) Variable Annuity Contracts to be offered by American Enterprise Life Insurance Company.











/s/  Ernst & Young LLP
-----------------------
     Ernst & Young LLP
     Minneapolis, Minnesota
     February 28, 2002